FIRST AMERICAN FUNDS, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned persons hereby constitute and appoint Joseph M. Ulrey III, James D. Alt, Richard J. Ertel, and Eric J. Thole, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-1A of the above-referenced investment companies, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Leonard W. Kedrowski	Chair	February 15, 2011
Leonard W. Kedrowski

/s/ Joseph D. Strauss	Vice Chair	February 15, 2011
Joseph D. Strauss

/s/ Roger A. Gibson	Director	February 15, 2011
Roger A. Gibson

/s/ John P. Kayser	Director	February 15, 2011
John P. Kayser

/s/ Richard K. Riederer	Director	February 15, 2011
Richard K. Riederer

/s/ Victoria J. Herget	Director	February 15, 2011
Victoria J. Herget

/s/ James M. Wade	Director	February 15, 2011
James M. Wade